Exhibit 99.1

GeoVax Announces License Agreement with NIH to Support Continued Advancements in Vaccine Development

ATLANTA, GA, November 30, 2020 – GeoVax Labs, Inc. (NasdaqCM: GOVX, GOVXW) (“GeoVax” or the “Company”), a biotechnology company developing human immunotherapies and vaccines against infectious diseases and cancer, today announced the signing of a Patent and Biological Materials License Agreement (the “License Agreement”) with the National Institute of Allergy and Infectious Diseases (NIAID), part of the National Institutes of Health (NIH), in support of GeoVax’s non-clinical development of vaccines against numerous pathogens.

The License Agreement provides GeoVax with access to certain materials and patent rights owned by agencies of the Department of Health and Human Services (HHS) for use in combination with the Company’s proprietary technology for the creation of preventive and/or therapeutic vaccines against Ebola-Zaire, Ebola-Sudan, Lassa virus, Marburg virus, Zika virus and malaria. The agreement also extends to the Company’s research and development efforts in certain oncology areas. The agreement provides GeoVax with nonexclusive rights for the nonclinical development and manufacturing of its vaccine and immunotherapy candidates using HHS patents and materials. Financial terms of the License Agreement were not disclosed.

David Dodd, GeoVax President and CEO, commented, “This research license agreement is important to GeoVax’s ongoing vaccine and cancer immunotherapy developments as it provides us with the rights for continued use of the HHS patents and materials in our research and development programs. If we later decide to commercialize vaccine candidates that are subject to this license, we will negotiate appropriate commercialization licenses at that time, similar to that recently completed related to our COVID-19 vaccine program.”

About GeoVax

GeoVax Labs, Inc. is a clinical-stage biotechnology company developing human vaccines against infectious diseases and cancer using a novel patented Modified Vaccinia Ankara-Virus Like Particle (MVA-VLP) based vaccine platform. On this platform, MVA, a large virus capable of carrying several vaccine antigens, expresses proteins that assemble into VLP immunogens within (in vivo) the person receiving the vaccine. The production of VLPs in the person being vaccinated can mimic virus production in a natural infection, stimulating both the humoral and cellular arms of the immune system to recognize, prevent, and control the target infection. The MVA-VLP derived vaccines can elicit durable immune responses in the host similar to a live-attenuated virus, while providing the safety characteristics of a replication-defective vector.

GeoVax’s current development programs are focused on preventive vaccines against COVID-19, HIV, Zika Virus, hemorrhagic fever viruses (Ebola, Sudan, Marburg, and Lassa), and malaria, as well as therapeutic vaccines against multiple cancers. The Company has designed a preventive HIV vaccine candidate to fight against the subtype of HIV prevalent in the commercial markets of the Americas, Western Europe, Japan, and Australia; human clinical trials for this program are managed by the HIV Vaccine Trials Network (HVTN) with the support of the National Institutes of Health (NIH). GeoVax’s HIV vaccine candidate is also part of two separate collaborative efforts to apply its innovative gene therapy approach toward a functional cure for HIV.

Forward-Looking Statements

This release contains forward-looking statements regarding GeoVax’s business plans and financial result. This release and the related conference call discuss forward-looking statements regarding GeoVax’s ability to implement its business plan, expected revenues and future success. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Actual results may differ materially from those included in these statements due to a variety of factors, including whether: GeoVax can develop and manufacture its vaccines with the desired characteristics in a timely manner, GeoVax’s vaccines will be safe for human use, GeoVax’s vaccines will effectively prevent targeted infections in humans, GeoVax’s vaccines will receive regulatory approvals necessary to be licensed and marketed, GeoVax raises required capital to complete vaccine development, there is development of competitive products that may be more effective or easier to use than GeoVax’s products, GeoVax will be able to enter into favorable manufacturing and distribution agreements, the impact of the COVID-19 pandemic continues, and other factors, over which GeoVax has no control.

Further information on our risk factors is contained in our most recent Quarterly Report on Form 10-Q that we have filed with the SEC. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Contact:

GeoVax Labs, Inc.

investor@geovax.com

678-384-7220

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